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                                                                    EXHIBIT 21.1

                        SHELBY WILLIAMS INDUSTRIES INC.
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                           STATE OR OTHER
                                                                          JURISDICTION OF
NAME OF SUBSIDIARY                                                         INCORPORATION
--------------------------------------------------------------------  ------------------------
Sellers & Josephson, Inc.                                             New Jersey
Industrial Mueblera Shelby Williams, S.A. DE C.V.                     Republic of Mexico
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    Each subsidiary does business under its own name.